Exhibit 10.1 Douglas K. Beplate - Original Technology Agreement 2/9/96

     AGREEMENT

     This Agreement made and entered into this 9th day of February 1996, by and between

     Douglas Beplate, of 245 North Lion's Head Dr., Washington, Utah, USA, 84780 ("Beplate")

     and

     Emergency Filtration Products, Inc. a Nevada Corporation, ("the Corporation") with registered offices at 310 E. Minor Street, Winnemucca Nevada, 89445, by its president, Bruce E. Batchelor

     Witnesses that:

     Whereas:

     1. Beplate is the sole and exclusive owner of a certain invention called an emergency cardio-pulmonary resuscitation ("CPR") assistance device, ("the Invention"), which invention has been protected in its essential operation by Beplate lodging an application for a United States patent ("the Patent Rights") on a critical component, being a certain configuration of valving called a rotary isolation valve;

     2. And whereas Beplate maintains, in addition to the patent application, certain industrial knowledge and contacts useful for, or essential for, the physical production of the invention, and the commercial exploitation thereof as a product ("the product")

     3. And whereas the Corporation wishes to acquire title to the patent application and to all rights pertaining thereto ("the Rights"), including the right to manufacture, sell, and improve the device, and to license the said Rights; copyright to all materials created by Beplate, and all other rights of any description relative to this product and in the control of Beplate;

     4. And whereas Beplate is desirous of conveying all Rights to the invention and to its commercial exploitation to the Corporation

     5. And whereas the Corporation wishes to compensate Beplate for conveying said Rights to the Corporation;

     6. And whereas Beplate and certain other parties advanced funds to another business generally in the same line of business but not with the similar configuration of valving between September of 1993 and October of 1995, and which prior business ("the prior business") is defunct, or said to be so by its officers and directors;

     7. And whereas Beplate and Emergency Filtration Products, Inc. have volunteered, without compulsion and without demands having been made upon them, to make whole certain shareholders in the said prior business through a separate agreement ("the indemnity agreement"), as a condition of removing any impediment or perceived impediment to Beplate remaining in this same line of business and making the conveyance to the Corporation with which this Agreement is concerned;

     8. And whereas Emergency Filtration Products, Inc. is required as a term of this agreement to indemnify Beplate for financial losses derived from the prior business;

     NOW THEREFORE, in consideration of the mutual warranties, disclosures, covenants and agreements herein contained, the parties agree as follows:

     1. Warranty of Title: Beplate warrants that he is the sole and rightful owner of all right, title, and interest in, and to, the Invention, and in and to the Patent Rights to the said Invention, and that there are no other valid

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outstanding licenses, agreements, or encumbrances of any description that are in any way inconsistent with the conveyance of the totality of all Rights to the Invention to the Corporation;

     2. Material Disclosure: Beplate discloses that in January of 1995 a different configuration of a device intended for the same purpose and market was licensed to another corporation, and Beplate further discloses that he has been informed by counsel, and by more than one of them, that the said corporation and its officers and directors are entirely in default of the provisions of that license agreement, and that any conveyance of rights under that agreement is therefore void, and that Beplate may maintain causes of action as against the said corporation, and against its officers and directors;

     3. And Beplate further discloses and maintains that the design of the valve in the current patent application differs in material and profound respect from that in the patent application of December of 1994, and that he has entirely abandoned the configuration in the prior application;

     4. Additional Comfort: In addition to any disclosure offered herein as to prior different manifestations of product, Beplate offers the further comfort that he has caused an agreement to be drafted and executed, the intent of which is to save harmless Beplate, the Corporation, and the officers and directors of the Corporation in respect of certain individuals formerly engaged as lenders or as shareholders in the prior business, with the effect that the Corporation may engage in this conveyance with as little impediment, or the perception of impediment, as Beplate or any other person is reasonably able to secure, and it is herewith recorded that for its own security and comfort, the Corporation has been made a party to the said agreement with the prior shareholders.

     5. And the Corporation further attests, that it has been informed that the dollar value of voluntary payment made to each and every person under the terms of the agreement with the shareholders and lenders of the former business has been made without audit, and represents the actual prior dollar outlay of any party receiving funds, with no premium, interest, or penalty, which figures the Corporation accepts for itself without audit or further review.

     6. Grant of Rights Beplate hereby grants to the Corporation:
     a. All right and title to the Invention, and to the present and future Patent Rights to the Invention.
     b. All rights to derivative or successive inventions, or adaptations to the current version of the invention, arising or continuing from the concept or the claims made in the patent application for the valving device and the associated attachments, whether or not said claims may be sustained by examination in the patent office of the United States, or in other jurisdictions;
     c. All rights to the commercial exploitation of the Invention, including exploitation by way of manufacturing, sales of units of the device, licensing, or otherwise;
     d. All other rights in any way connected with the device and arising from the work or thinking of Beplate, including but not necessarily limited to copyrights of printed material and design concepts; trademarks; (whether applied for or not); drawings; work in progress; literature; sales contacts; manufacturing contacts, and other material of a generally similar nature.

     7. Consideration In consideration for the grant of the Rights to the Corporation, the Corporation shall compensate Beplate or other parties designated by him as follows, and shall maintain the further rights herein enumerated:
     a. It is herewith agreed that the corporation may pay any designated recipient of any sum under the said indemnity agreement with shares of the common or preferred stock of the corporation, or as the case may be, the common or preferred stock of any corporation acquiring Emergency Filtration Products, Inc., or being acquired by the latter, but with the proviso that no person receiving payment in stock under this program shall receive a worse rate of conversion than any other person converting stock with the Corporation in connection with any other conversion program, promissory note, or agreement;
     b. The Corporation shall remit to parties other than Beplate named in the payment schedule of the said agreement with former shareholders, or to the attorney or other representative named by the receiving party pursuant to the provisions of the said agreement, the sums scheduled for each party on that agreement, but in any event the sums so remitted for parties other than Beplate shall not exceed the aggregate of $119,500.00.

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     c. The Corporation shall remit to Beplate or to his designated attorney in trust the sum of $117,000.00 in satisfaction of the terms of the indemnification agreement.
     d. By payment to Beplate of a royalty of 5% (five percent) calculated on the cash received by the Corporation and/or any licensee on sales of the entire CPR device or any components thereof, and payable quarterly, 30 days in arrears of the end of each three months of the year.
     i. In connection with sales of the device or components thereof under license, it is understood that the obligation of the Corporation to ensure payment of the royalty shall flow through to the licensee, but the Corporation shall be liable only for its own best efforts in the enforcement of payment of said royalties, and not for the cash value thereof, and the parties hereto agree that the recourse against non-payment of royalties by licensees shall be immediate termination of the licensee, and action for recovery and/or retraction.
     e. By compensating Beplate for consulting services to the Corporation at a rate of commensurate with those paid to senior consultants in the medical products line of business, for which services he shall invoice the Corporation monthly.
     f. By awarding Beplate 19.00% of the issued common shares of the Corporation, calculated as of the date of the execution to this agreement.

     8. Non-Acceptance of Patent Application

     a. The parties hereto acknowledge that the Rights granted in this Agreement represent an intellectual property undergoing application for patent, and not pertaining to any patent having been granted.
     b. The parties shall jointly perform every act necessary to ensure acceptance and passage of the patent application, failing which acceptance it shall be the obligation of the Corporation to pay Beplate only the royalty and common stock components of the consideration, and to employ him as a consultant as needed, with the following provisions:
     i. The phrase "rejection of the patent application" as used herein shall be deemed not to include abandonment of the application by the company without conclusive determination by the United States Patent Office that there are no allowable claims whatsoever in the said patent application, and rejection shall be deemed not to have occurred unless that Corporation has pursued every reasonable effort to ensure acceptance of one or more of the claims in the patent application, and all avenues of submission and re-submission;
     ii. And furthermore, rejection of the patent application shall not be deemed to have occurred if, at the option of the coronation, the patent application be from time to time renewed or re-submitted, with the effect of being barred from progress toward a final determination;
     iii. In the event of the rejection of the patent application as defined herein, and in the event that the Corporation is nevertheless able to sell a product or products based on the ideas of Beplate, but without the benefit of patent protection, any funds paid to Beplate in satisfaction of the obligation to make a voluntary refund of investment or the shareholders of the prior business shall be presumed to have been paid over as royalty. Such funds shall also be assumed to have been paid in advance to the extent that actual royalties payable may not by the time of the rejection of the patent, equal any sum paid by the Corporation in satisfaction of the agreement with the former shareholders.
     c. In the event that no CPR emergency assistance product is saleable by the Corporation, no further funds or royalties shall be payable to Beplate, but Beplate shall in no even be obligated to repay any funds paid or advanced to him or to the former shareholders of the prior Corporation, and the Corporation shall deem that any funds so advanced were paid after the performance of its own diligence and in an effort to avail itself of a commercial opportunity.

9. Exclusivity of Services    As a term of the sums and other consideration
paid to Beplate through this Agreement, Beplate agrees to provide the Corporation freely with sufficient time, consultation, and information on the Rights, on the current patent application, the re-submission or continuation of any patent application or actual patent, and on the development of the product, for the Corporation to benefit from the development and enhancement of the Rights. Beplate agrees not to supply any other party with any information on the Rights, for the duration of the term of the Patent Rights, except in the normal course of acting on the business for the Corporation, and according to the Corporation's policies on disclosure.

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10. Conveyance  On the date of the execution of this Agreement, Beplate shall supply to the Corporation all papers, records, and information of any description materially relative to the Rights and to the commercial production, development, and future enhancement of the Rights. At the request of the Corporation, Beplate shall register an assignment of the patent application to the Corporation.

11. Infringement    Should any party infringe the Patent Rights, the
Corporation shall be obligated to pursue legal action for damages or to apply injunctively for cessation of the infringement. The costs of such action shall be borne by the Corporation, and all proceeds from such action shall accrue to it. If the Corporation, in the best judgment of the Board of Directors, does not act against the alleged infringement, Beplate shall be empowered to bring action in his own right, and at his own expense, and the proceeds of any such action shall be his own property.

12. Sub-Licenses and Assignments    The Corporation shall have the right under
this agreement to license the Rights; to appoint distributors; to appoint foreign licensees or sub-licensees; and to deal in every manner commensurate with normal trade practices with the Rights. The Corporations shall have the right to assign, partially or entirely, the Rights granted under this Agreement, provided that the compensation payable to Beplate under the proposed arrangement is not demonstrably less than under the prior arrangement.

13. Warranty as to Product Efficacy and Liability   Beplate warrants that any
device incorporating the valve under patent application is suitable only for the limited purposes claimed in the version of the patent application current as of the date of the execution of this Agreement. The parties hereto agree that any claims in addition to this limited warranty shall be those of the Corporation, not Beplate, and the Corporation agrees to hold Beplate harmless from all claims, actions, costs, whether actual or threatened, which are related to claims for product efficacy or design, whether through negligence in the design or otherwise, or through use or wrong use, whenever and howsoever such claims may arise.

14. Patent Maintenance and Application Fees   The Corporation shall pay all
fees for completion of the patent application and for the maintenance of the patent, including any account for services which may be presented for services rendered before the date of this Agreement.

15. Successors This Agreement is binding on the successor, heirs, and assigns of the parties.

16. Jurisdiction The jurisdiction of this agreement shall be the State of Nevada.

17. Severability The sections and sub-sections of this agreement are severable, and the vitiation of any of them shall not render void the whole of the agreement, or any other provision herein.

18. Fax Versions, Counterpart and Clean Copy This agreement and the execution hereof shall be valid if executed in counterpart, and if evidence of the execution be transmitted from one party to another by fax. The Corporation thereafter shall maintain the option of requiring and creating a clean copy.

To which the parties have set their signatures this 29th day of February
1996.

\S\ Douglas Beplate
Douglas Beplate

\S\ Bruce E. Batchelor
Bruce E. Batchelor, President
Emergency Filtration Products, Inc.